Exhibit 10.58

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT This FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (“Amendment”) is made as of the 8th day of October 2021 (the “Amendment Date”) by and among Agassiz Hospitality LLC, a South Dakota limited liability company (“Contributor”), and Lodging Fund REIT III OP, LP, a Delaware limited partnership (the “Operating Partnership”). WHEREAS Contributor and Operating Partnership entered into that certain Contribution Agreement dated September 14, 2021 (the “Agreement”) for the contribution of a 90-room hotel business known as the Hampton Inn & Suites Fargo Medical Center located at 4776 Agassiz Crossing South, Fargo, North Dakota 58104 (the “Property”); WHEREAS, in the course of dealings the Contributor and Operating Partnership desire to update Exhibit D of the Agreement consistent with the terms found in this Amendment. WHEREAS, Contributor and Operating Partnership have agreed to unconditional restrictions on the timing of any distributions as an accommodation to the ongoing management relationship and the Contributor’s lender. NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows: 1. Exhibit D. Exhibit D shall be replaced with the Exhibit D attached hereto. 2. sentence of Terms of Series T Limited Units. The following shall be added after the last section 2.11: “Notwithstanding anything in this Agreement or the Operating Partnership’s partnership agreement to the contrary, in the event the Operating Partnership undergoes a transaction (i.e. a full cycle portfolio sale) that creates distributable cash: (i) the Contributor’s T Limited Units shall not be eligible for such payment until the 12th month after the date of Closing, (ii) the Operating Partnership will, in any such event, endeavor to assist as necessary or helpful for any such assignment or new execution of the current hotel management agreement to any new buyer, and (iii) During such 12 month time period Contributor will as a condition to receiving any cash payment (as described in this Section 2..11) entertain any offers from any new Property owner to continue to manage the Property on behalf of the new owner.” 3. Conflict; Counterparts. In the event of any conflict between the terms of this Amendment and the Agreement, this Amendment shall control. This Amendment may be executed in multiple counterparts via facsimile or email in .PDF format, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Amendment. 4. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, administrators, and assigns. 5. Ratification. Except as set forth above, the terms of the Agreement are hereby ratified and confirmed in their entirety.

IN WITNESS WHEREOF, this First Amendment has been duly executed by the parties hereto as of the day and year first above written. OPERATING PARTNERSHIP: Lodging Fund REIT III OP, LP a Delaware limited partnership By: Its: Lodging Fund REIT Ill, Inc. General Partner /s/ David Durell By: David R. Durell Its: Chief Investment Officer CONTRIBUTOR: Agassiz Hospitality, LLC a South Dakota limited liability company By: Aaron Johnson Title: Manager

/s/ Aaron Johnson

EXHIBIT D TO CONTRIBUTION AGREEMENT TOTAL CONSIDERATION Total Consideration pursuant to Section 2.8 of the Agreement shall be $11,400,000, consisting of: $7,000,000 via assumption of Contributor’s current financing as of the Effective Date $4,250,00 in Series T Limited Units, equivalent to 4250,000 Series T Limited Units $150,000 in cash paid at Closing. Distributions pursuant to Section 2.11 of the Agreement shall be: Base Year NOI (12/31/2019 normalized) = $1,083,000 Years 1-3 Distribution Schedule Payable as cash distributions 14-, 26-, and 38-months post-closing The number of Common Limited Units in the Operating Partnership shall be determined based on the formula below, which shall constitute the Series T Value. The Series T Value shall be determined upon (i) 36 months after the Closing Date or (ii) the sale of (a) the Property or (b) substantially all of the Operating Partnership’s assets. The Applicable Cap Rate when applied to the then current trailing 12 month net operating income of the Contributed Asset, less amounts incurred or accrued by the Partnership for (i) any funds advanced as cash at closing (ii) $100,000 contribution towards closing costs, (iii) the loan balance of any loan originated or assumed by the Operating Partnership, plus any fees, expenses, and costs provided therein (iv) loan assumption or origination fees and related expenses, (v) if applicable, costs of prepayment or defeasance and related expenses, (vi) PIP and capital expenditures, (vii) operating cash infused by the General Partner and/or Partnership, (viii) any shortfall of the 10% minimum cumulative yield on General Partner’s invested capital, and (ix) any other unrealized or unreimbursed costs of operating the Contributed Asset. Applicable Cap Rate shall mean: 9.5% “12-month net operating income of the Contributed Asset” shall mean: (a) the Gross Revenue of the Property, minus (b) Operating Expenses for the Property, for the current trailing twelve (12)-month period. “Gross Revenue” shall include the following amounts recorded in accordance with generally accepted accounting principles consistently applied: (a) The entire amount of the price charged, whether wholly or partly for cash or on credit, or otherwise, for the rental of all rooms, suites, conference rooms, restaurants, banquet facilities, and any other facilities and for all Distribution AmountCondition 0.5% If NOI is equal to or greater than 70% but less than 80% of Base Year NOI 1.0% If NOI is equal to or greater than 80% but less than 90% of Base Year NOI 1.5% If NOI is equal to or greater than 90% but less than 100% of Base Year NOI 2.0% If NOI is equal to or greater than 100% but less than 110% of Base Year NOI 2.5% If NOI is equal to or greater than 110% but less than 120% of Base Year NOI 3.0% If NOI is equal to or greater than 120% of Base Year NOI goods, wares, and merchandise sold, leased, licensed, or delivered, and all charges for services sold or performed in, at, upon, or from any part of, the Property; (b) All gross income from parking fees and valet service fees billed to guests of or visitors to the Property or any transient use of parking facilities by anyone; (c) Without duplication, all deposits received and not refunded to the person or entity making the deposit in connection with any transactions at such time as the Operating Partnership becomes entitled to such deposit or the expiration of one (1) year from the date of such deposit, whichever first occurs; (d) In-roomentertainmentservices,communicationservices,Internetservices,in-room masseur/masseuse services, and the like, if charged to a guest of the Property. “Operating Expenses” shall mean: all of the ordinary and normal expenses of operation of the Property, determined on an annualized accrual basis, including annualized property taxes and property assessed clean energy (“PACE”) loan payments, insurance premiums (or taxes and/or insurance impounds, if taxes and/or insurance are impounded by Lender), reserve account equal to 4 percent (4%) of Gross Revenue for furniture, fixtures and equipment reserves, franchise fees and royalties, telephone and internet expenses, administrative and general expenses, management fees, utilities, repair and maintenance, salaries and wages, and advertising and marketing expenses; provided, however, that Operating Expenses will not include: a. b. c. depreciation and amortization; non-cash items; all capital items or expenditures, including construction costs and professional fees and other expenses relating thereto and any amortization thereof; costs of repair or restoration after a casualty or condemnation; debt service payments made to lenders; income or franchise taxes; and extraordinary one-time expenses that are not reasonably expected to be incurred in future periods. d. e. f. g. “Net Cash Flow” means the Property Net Operating Income (including any FF&E Reserves) less Principal and Interest, less any distributions provided on T-Unit Equity, less Borrower’s Fund Level Expenses attributable to Property